Exhibit 99.1

Kayne Anderson Energy Development Company Announces Board Approval of Proposal to Withdraw Election to be Treated as a Business Development Company and to Eliminate Incentive Fee to Advisor

HOUSTON--(BUSINESS WIRE)--May 17, 2010--Kayne Anderson Energy Development Company (NYSE:KED) (the “Company”) announced today that its Board of Directors unanimously approved a proposal to withdraw the Company’s election to be treated as a business development company (“BDC”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Board also approved submission of that proposal for approval by the Company’s stockholders at its Annual Meeting of Stockholders. The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to its Annual Meeting of Stockholders.

If the proposal is approved by stockholders, the Company would be treated as a non-diversified closed-end management investment company (“closed-end fund”) under the 1940 Act and it would no longer be required to meet the requirement that 70% of its portfolio be comprised of “qualifying assets” (the “70% Test”). The Company had previously satisfied the 70% Test principally by owning eligible portfolio companies, which generally include private companies with a principal place of business in the United States.

If this proposal is approved, the Company’s investment objective would remain unchanged. In order to achieve its investment objective, the Company expects that, under normal market conditions, its portfolio investments will be comprised of private MLPs (50% to 70%), public MLPs (30% to 50%) and debt securities of public and private energy companies (0% to 20%).

The proposal does not affect the Company’s distribution policy, tax status or the tax attributes of its distributions.

Additionally, if this proposal is approved, the Company’s investment management agreement with KA Fund Advisors, LLC (the “Adviser”) would be amended to remove the incentive management fee payable to the Adviser. There would be no change in the base management fee payable to the Adviser.

Stockholders can find a copy of the Company’s preliminary proxy statement (called the “PRE 14A”) at the Company’s website (www.kaynefunds.com/KedSECfilings.php) or at the SEC’s website (www.sec.gov). The preliminary proxy statement is subject to review by the SEC staff and other changes by the Company. The Company expects to mail a definitive proxy statement on or around June 4, 2010. Stockholders should review that document carefully. Stockholders should make no decision about the proposal until reviewing the definitive proxy statement sent to them. The date for the Company’s Annual Meeting of Stockholders is June 30, 2010, to be held in the Company’s offices in Houston, Texas.

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

CONTACT:
KA Fund Advisors, LLC
Monique Vo, 877-657-3863
http://www.kaynefunds.com/